Exhibit 10.1

Debt Repayment and Release Agreement

Dated as of March 7, 2023

This Debt Repayment and Release Agreement (the “Agreement”) is entered into as of the date first set forth above (the “Closing Date”) by and between (i) Clubhouse Media Group, Inc., a Nevada corporation (“CMGR”) and (ii) ONE44 CAPITAL LLC, a Nevada limited liability company (“Holder”), on the other hand. Each of CMGR and Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Holder is the holder of that certain 4% Convertible Redeemable Note Due February 16, 2023, dated February 16, 2022 (the “Note”) pursuant to which, as of the Closing Date, CMGR owes to Holder the sum of $90,000 (the “Debt”) and the Parties now wish to settle the Debt and terminate the Note as set forth herein;

NOW THEREFORE, in consideration of the covenants and agreements of the Parties as set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Recitals. The recitals set forth above are true and correct and are, by this reference, made part of this Agreement.

2. Payment. On the Closing Date, as full and complete payment of the Debt, CMGR shall pay to Holder the sum of $88,738 (the “Payment Amount”) as full and complete payment to Creditor of the Debt and all obligations and liabilities of CMGR pursuant to the Note and all amounts owed by CMGR to Holder arising from any matter or actions of the Parties prior to the Closing Date. Subject to the issuance of the Payment Amount, on the Closing Date, the Note shall be deemed redeemed and paid in full and shall hereafter be null and void and of no force or effect. Holder hereby irrevocably waives any defaults occurring pursuant to the Note prior to the Closing Date.

3. Release of Claims. Effective as of the Closing Date, each Party (the “Releasing Party”), for itself and its Affiliates (as defined below), whether an Affiliate as of the Closing Date or hereafter becoming an Affiliate, and for each of their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties, and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Releasing Entities”) hereby irrevocably, unconditionally and forever releases, discharges and remises the other Party and each of its Affiliates (whether an Affiliate as of the Closing Date or later), and their respective predecessors, successors, assigns, heirs, representatives, and agents and for all related parties and all persons acting by, through, under or in concert with any of them in both their official and personal capacities (collectively, the “Released Parties”), from all claims of any type and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, that any Releasing Entity may have now or may have in the future, against any of the Released Parties to the extent that those claims arose, may have arisen, or are based on events which occurred at any point in the past up to and including the Closing Date, to the extent related to or arising out of or in connection with the Debt or the Note, but excluding any claims arising out of or pertaining to this Agreement (collectively, the “Released Claims”). The Releasing Party represents and warrants that no Released Claim released herein has been assigned, expressly, impliedly, or by operation of law, and that all Released Claims released herein are owned by the Releasing Party, which has the respective sole authority to release them. The Releasing Party, on its own behalf and on behalf of its other Releasing Entities, agrees that it and its other Releasing Entities shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative or otherwise collect or enforce any Released Claim, which is released and discharged herein. For purposes herein, (i) “Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person; (ii) “Control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person; and (iii) “Person” means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

4. Covenant Not to File a Claim and Indemnification. Each Releasing Party, on its own behalf and on behalf of its other Releasing Entities, agrees not to file for itself or on behalf of any of its Releasing Entities, and agrees not to be a party to or assist in, any suit, claim, charge, complaint, action, or cause of action against any Released Party related to the Released Claims, and further agrees to indemnify and save harmless such Released Parties from and against any and all losses, including, without limitation, the cost of defense and legal fees, occurring as a result of any claims, charges, complaints, actions, or causes of action made or brought by any of the Releasing Parties’ Releasing Entities against any Released Party in violation of the terms and conditions of this Agreement. In the event that any of the Releasing Parties’ Releasing Entities brings a suit, or is a party to any suit or assists in any suit, against any Released Party in violation of this covenant, the related Releasing Party agrees to pay any and all costs of the Released Parties, including attorneys’ fees, incurred by such Released Parties in challenging such action. Any Released Party is an intended third-party beneficiary of this Agreement.

5. Affirmations. Each Releasing Party, on its own behalf and on behalf of its other Releasing Entities, affirms that neither it or any of its other Releasing Entities has filed, caused to be filed, or presently is a party to any claim, complaint, or action against any Released Party in any forum or form and should any such charge or action be filed by Releasing Party or its other Releasing Entities on the behalf of the Releasing Party or its other Releasing Entities involving matters covered by Section 3, the Releasing Party agrees to promptly give the agency or court having jurisdiction a copy of this Agreement and inform them that any such claims any such Releasing Party might otherwise have had are now settled. The Parties acknowledge that each Party has had an opportunity to consult legal counsel with respect to this Agreement. This Agreement extends to, and is for the benefit of, the Parties, their respective successors, assigns and agents and anyone claiming by, through or under the Parties.

6. Representations and Warranties of Holder. Holder represents and warrants to CMGR as set forth in this Section 6.

(a)	Due Authority; No Violation. Holder has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Holder, and no other proceedings are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Holder. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which Holder is a party or by which its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to Holder or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) any order, judgment, arbitration award, or decree to which Holder is a party or by which it or any of its assets or properties are bound.

(b)	Approvals. No approval, authority, or consent of or filing by Holder with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

(c)	Enforceability. This Agreement has been duly executed and delivered by Holder and, assuming that this Agreement constitutes the legal, valid and binding obligation of CMGR, constitutes the legal, valid, and binding obligation of Holder, enforceable against Holder in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

7. Representations and Warranties of CMGR. CMGR represents and warrants to Holder as set forth in this Section 6.

(a)	Due Authority; No Violation. CMGR has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by CMGR, and no other proceedings are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of CMGR. The execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which CMGR is a party or by which its assets may be bound or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunctive award or decree of any governmental authority applicable to CMGR or (z) conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) any order, judgment, arbitration award, or decree to which CMGR is a party or by which it or any of its assets or properties are bound.

(b)	Approvals. No approval, authority, or consent of or filing by CMGR with, or notification to, any governmental authority, is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

(c)	Enforceability. This Agreement has been duly executed and delivered by CMGR and, assuming that this Agreement constitutes the legal, valid and binding obligation of Holder, constitutes the legal, valid, and binding obligation of CMGR, enforceable against CMGR in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

8. Miscellaneous.

(a)	Governing Law. This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Nevada, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Nevada.

(b)	Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA, IN EACH CASE LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	Waiver of Jury Trial.

(i)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8(c)(i).

(ii)	Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

(d)	Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the transactions contemplated herein for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

(e)	Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid. Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail. Notices shall be sent as follows:

if to the Company, to:

Clubhouse Media Group, Inc.

Attn: Amir Ben-Yohanan

201 Santa Monica Blvd., Suite 30

Santa Monica, California 90401

Email:

If to the Holder, to:

ONE44 CAPITAL LLC

1 East Liberty Street Suite 600

Reno, Nevada 89501

Attn: Ahron Fraiman, Manager

Email:

(f)	Third Party Beneficiaries. This contract is strictly between the Parties and except as specifically provided herein, no other Person, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

(g)	Expenses. Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement or the transactions contemplated herein.

(h)	Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter herein and therein.

(i)	Survival. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein for a period of two years except as otherwise provided in this Agreement.

(j)	Amendment; Waiver; Remedies.

(i)	This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties.

(ii)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(iii)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(iv)	Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

(k)	Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

(l)	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

(m)	No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of each of the other Parties and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(n)	Further Assurances. From and after the Closing Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated herein.

(o)	Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

(p)	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Closing Date.

Clubhouse Media Group, Inc.

By:	/s/ Amir Ben-Yohanan
Name:	Amir Ben-Yohanan
Title:	Chief Executive Officer

ONE44 CAPITAL LLC

By:	/s/ Ahron Fraiman
Name:	Ahron Fraiman
Title:	Manager